Exhibit 10.3

GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THIS GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT, dated as of June 27, 2019 from GTX Corp, a Nevada corporation (the “Transferor”), with respect to the sale of certain assets of Transferor to INPIXON, a Nevada corporation (together with its successors and assigns, “Transferee”), and is delivered pursuant to that certain Asset Purchase Agreement, dated as of June 27, 2019, by and among Transferor and Transferee (the “APA”). Defined terms used herein without definition have the meanings assigned to such terms in the APA.

KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the APA and for the consideration set forth therein, the receipt and sufficiency of which are hereby acknowledged by Transferor, Transferor hereby sells, conveys, transfers, assigns, and delivers to Transferee all of Transferor’s right, title and interest in and to the Transferred Other Assets in accordance with the APA.

TO HAVE AND TO HOLD the same unto Transferee. Transferor hereby constitutes and appoints Transferee as a true and lawful attorney of Transferor, with full power of substitution, in the name of Transferee or in the name of Transferor, but by and on behalf of and for the sole benefit of Transferee, to demand and receive from time-to-time any and all of the Transferred Other Assets and from time-to-time to institute and prosecute, in the name of Transferor or otherwise on behalf of Transferor, any and all proceedings at law, in equity or otherwise which Transferee may deem necessary or desirable in order to receive, collect, assert or enforce any right, title, benefit or interest of any kind in or to the Transferred Other Assets and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Transferee shall deem advisable. Without limitation of any of the foregoing, Transferor hereby authorizes any authorized representative of Transferee to endorse or assign any instrument, contract or chattel paper relating to the Transferred Other Assets. Transferor hereby agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Transferor.

All of the terms and provisions of this General Conveyance, Bill of Sale and Assignment will be binding upon Transferor and its respective successors and assigns and will inure to the benefit of Transferee; provided, that nothing in this General Conveyance, Bill of Sale and Assignment, express or implied, is intended or shall be construed to confer upon or give to any Person other than Transferee and its successors and assigns any rights or remedies under or by reason of this General Conveyance, Bill of Sale and Assignment.

[Signature page follows]

IN WITNESS WHEREOF, Transferee and Transferor have caused this instrument to be signed in their respective names by its respective representatives thereunto duly authorized on the date first above written.

GTX CORP

By:	/s/ Patrick Bertagna
Name:	Patrick Bertagna
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer